                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               LG&E Energy Corp.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

        [LOGO]

                                                                  March 16, 1995

Dear LG&E Energy Corp. shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of LG&E Energy Corp. to be held Tuesday, April 25, 1995, at 10:00 a.m., E.D.T. at the Hyatt Regency Louisville, 320 W. Jefferson Street, Louisville, Kentucky.

    Business matters to be acted upon at the meeting are the election of three directors to three-year terms expiring in 1998, approval of the independent auditors for 1995, and the transaction of any other business properly brought before the meeting. We will also report on the progress of LG&E Energy, and shareholders will have the opportunity to present questions of general interest.

    We encourage you to read the proxy statement carefully and complete, sign and return your proxy in the envelope provided, even if you plan to attend the meeting. Returning your proxy to us will not prevent you from voting in person at the meeting, or from revoking your proxy and changing your vote at the meeting, if you are present and choose to do so.

    If you plan to attend the Annual Meeting, please fill out the ticket request attached to the form of proxy and return it with your proxy. An admission card will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and evidence of ownership.

    The directors and officers of LG&E Energy appreciate your continuing interest in the business of LG&E Energy. We hope you can join us at the meeting.

                                          Sincerely,

                                                   [SIGNATURE]

                                          Roger W. Hale
                                          CHAIRMAN OF THE BOARD,
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

        [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of LG&E Energy Corp. ("LG&E Energy"), a Kentucky corporation, will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky, on Tuesday, April 25, 1995, at 10:00 a.m., E.D.T. for the following purposes:

    1.  To elect three directors, each for a three-year term expiring in 1998;

    2. To approve and ratify the appointment of Arthur Andersen LLP as independent auditors of LG&E Energy for 1995; and

    3.  To transact such other business as may properly come before the meeting.

    The close of business on February 15, 1995, has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE AS SOON AS POSSIBLE. Your cooperation in signing and returning your proxy promptly is greatly appreciated.

                                          By Order of the Board of Directors,
                                          John R. McCall, Secretary
                                          LG&E Energy Corp.
                                          220 West Main Street
                                          Louisville, Kentucky 40202
March 16, 1995

                                PROXY STATEMENT
                              --------------------

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 1995
                             ----------------------

    The Board of Directors of LG&E Energy hereby solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the Annual Meeting of Shareholders to be held April 25, 1995, and at any adjournment of such meeting. The meeting will be held at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. This proxy statement and the accompanying proxy were first mailed to shareholders on or about March 16, 1995.

    If you plan to attend the meeting, please complete the ticket request form attached to your proxy and return it promptly. An admission card, which will expedite your admission to the meeting, will be mailed to you prior to the meeting. Shareholders who do not have an admission card, including beneficial owners whose accounts are held by brokers or other institutions, will be admitted to the meeting upon presentation of personal identification and, in the case of beneficial owners, proof of ownership.

    At the close of business on February 15, 1995, the record date for the Annual Meeting, there were 33,028,551 shares of Common Stock of LG&E Energy outstanding and entitled to vote. LG&E Energy has no other voting securities.
Owners of record of LG&E Energy Common Stock at the close of business on February 15, 1995, are entitled to one vote per share for each matter presented at the Annual Meeting or any adjournment thereof. In addition, each shareholder has cumulative voting rights with respect to the election of directors. Accordingly, in electing directors, each shareholder is entitled to as many votes as the number of shares of stock owned multiplied by the number of directors to be elected. All such votes may be cast for a single nominee or may be distributed among two or more nominees. The persons named as proxies reserve the right to cumulate votes represented by proxies which they receive and to distribute such votes among one or more of the nominees at their discretion.

    You may revoke your proxy at any time before it is voted by giving written notice of its revocation to the Secretary of LG&E Energy, by delivery of a later dated proxy, or by attending the Annual Meeting and voting in person. Signing a proxy does not preclude you from attending the meeting in person.

    Directors are elected by a plurality of the votes cast by the holders of LG&E Energy Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority, broker nonvote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    The affirmative vote of a majority of shares of LG&E Energy Common Stock represented at the Annual Meeting is required for the approval of the independent auditors and any other matters that may properly come before the meeting. Abstentions from voting on any such matter are treated as votes against, while broker nonvotes are treated as shares not voted.

    The Annual Report to Shareholders of LG&E Energy (the "Annual Report"), including financial statements, is enclosed with this proxy statement.

PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The Board of Directors of LG&E Energy presently consists of ten members. The directors are classified into three classes, as nearly equal in number as possible, with respect to the time for which they are to hold office. One class of directors is elected at each year's Annual Meeting to serve for three-year terms and to continue in office until their successors are elected and qualified.

    At this Annual Meeting, the following three persons are proposed for election to the Board of Directors for three-year terms expiring at the 1998 Annual Meeting: Owsley Brown II, Gene P. Gardner and J. David Grissom. All of the nominees are presently directors of LG&E Energy and Louisville Gas and Electric Company ("LG&E"), the principal subsidiary of LG&E Energy.

    The Board of Directors does not know of any nominee who will be unable to stand for election or otherwise serve as a director. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented on the proxy cards returned to LG&E Energy will be voted for such substitute nominee, unless an instruction to the contrary is indicated on the proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

                    INFORMATION ABOUT DIRECTORS AND NOMINEES

    The following contains certain information as of February 15, 1995, concerning the nominees for director, as well as the directors whose terms of office continue after the 1995 Annual Meeting.

NOMINEES FOR DIRECTOR WITH TERMS EXPIRING AT 1998 ANNUAL MEETING OF SHAREHOLDERS

    OWSLEY BROWN II (AGE 52)

    Mr. Brown was named the Chief Executive Officer of Brown-Forman Corporation, a consumer products company, in July 1993, and has been President of Brown-Forman Corporation since 1987. Mr. Brown is a graduate of Yale University, and received his master's degree in business administration from Stanford University. He has been a director of LG&E Energy since August 1990 and of LG&E since May 1989. Mr. Brown is also a member of the Board of Directors of Brown-Forman Corporation, Hilliard Lyons Trust Company and NACCO Industries, Inc.

    GENE P. GARDNER (AGE 65)

    Mr. Gardner has been Chairman of Beaver Dam Coal Company, which is engaged in the ownership and development of coal properties, since April 1983. Mr. Gardner is a graduate of the University of Louisville and of the Advanced Management Program of the University of Virginia, Colgate-Darden Graduate School of Business. Mr. Gardner has been a director of LG&E Energy since August 1990 and of LG&E since July 1979. He is also a member of the Board of Directors of Commonwealth Bank and Trust Company, Commonwealth Financial Corporation and Thomas Industries, Inc.

    J. DAVID GRISSOM (AGE 56)

    Mr. Grissom has been Chairman of Mayfair Capital, Inc., a private investment firm, since April 1989. He served as Chairman and Chief Executive Officer of Citizens Fidelity Corporation from April 1977 until March 31, 1989. Upon the acquisition of Citizens Fidelity Corporation by PNC Financial Corp. in February 1987, Mr. Grissom served as Vice Chairman and a Director of PNC Financial Corp. until March 1989. Mr. Grissom is a graduate of Centre College and the University of Louisville School of Law. Mr. Grissom has been a director of LG&E Energy since August 1990 and of

LG&E since January 1982. He is also a member of the Board of Directors of Providian Corporation, Churchill Downs, Inc., Columbia/HCA Healthcare Corporation, Transco Energy Co., Regal Cinemas, Inc. and Sphere Drake Holdings LTD.

DIRECTORS WHOSE TERMS EXPIRE AT 1996 ANNUAL MEETING OF SHAREHOLDERS

    ROGER W. HALE (AGE 51)

    Mr. Hale has been a Director and Chairman of the Board, President and Chief Executive Officer of LG&E Energy since August 1990. Mr. Hale has also been Chief Executive Officer and a Director of LG&E since June 1989, Chairman of the Board of LG&E since February 1, 1990, and served as President of LG&E from June 1989 until January 1, 1992. Prior to his coming to LG&E, Mr. Hale served as Executive Vice President of Bell South Enterprises, Inc. Mr. Hale is a graduate of the University of Maryland, and received a master's degree in management from the Massachusetts Institute of Technology, Sloan School of Management. Mr. Hale is also a member of the Board of Directors of PNC Bank, Kentucky, Inc. and H&R Block, Inc.

    DAVID B. LEWIS (AGE 50)

    Mr. Lewis is a founding partner of the law firm of Lewis, White & Clay, a Professional Corporation, in Detroit, Michigan. Since 1972, Mr. Lewis has served as Chairman of the Board and a Director of the firm. Mr. Lewis is a graduate of Oakland University and received his law degree from the University of Michigan Law School. He also received a master's degree in business administration from the University of Chicago Graduate School of Business. Mr. Lewis has been a director of LG&E Energy and LG&E since November 1992. Mr. Lewis is also a member of the Board of Directors of Consolidated Rail Corporation (Conrail), and serves or has served as a board member for numerous educational, cultural and civic organizations in the Detroit and Washington, D.C. areas.

    ANNE H. MCNAMARA (AGE 47)

    Mrs. McNamara has been Senior Vice President -- Administration and General Counsel of AMR Corporation and its subsidiary, American Airlines, Inc. since June 1988. Mrs. McNamara is a graduate of Vassar College, and received her law degree from Cornell University. She has been a director of LG&E Energy and LG&E since November 1991.

    DONALD C. SWAIN (AGE 63)

    Dr. Swain has been President of the University of Louisville since April 1981. Dr. Swain is a graduate of the University of Dubuque. He received his master's and doctoral degrees in history from the University of California at Berkeley. He has been a director of LG&E Energy since August 1990 and of LG&E since May 1985. Dr. Swain is also a member of the Board of Directors of PNC Bank, Kentucky, Inc.

DIRECTORS WHOSE TERMS EXPIRE AT 1997 ANNUAL MEETING OF SHAREHOLDERS

    WILLIAM C. BALLARD, JR. (AGE 54)

    Mr. Ballard has been of counsel to the law firm of Greenebaum Doll & McDonald since May 1992. He served as Executive Vice President and Chief Financial Officer from 1978 until May 1992, of Humana, Inc., a healthcare services company. Mr. Ballard is a graduate of the University of Notre Dame, and received his law degree, with honors, from the University of Louisville School of Law. He also received a Master of Law degree in taxation from Georgetown University. Mr. Ballard has been a director of LG&E Energy since August 1990 and of LG&E since May 1989. Mr. Ballard is also a member of the Board of Directors of United Healthcare Corp., MidAmerica Bancorp, Vencor, Inc., American Safety Razor, Inc. and Arjo, A.B.

    S. GORDON DABNEY (AGE 66)

    Mr. Dabney has been President since 1955 of Standard Foods, Inc., which is engaged in the food processing business. Mr. Dabney attended the University of Florida. He has been a director of LG&E Energy since August 1990 and of LG&E since January 1987.

    T. BALLARD MORTON, JR. (AGE 62)

    Mr. Morton has been Executive in Residence at the College of Business and Public Administration of the University of Louisville since 1983. Mr. Morton is a graduate of Yale University. Mr. Morton has been a director of LG&E Energy since August 1990 and of LG&E since May 1967. Mr. Morton is also a member of the Board of Directors of PNC Bank, Kentucky, Inc. and the Kroger Company.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

    Each member of the Board of Directors of LG&E Energy is also a director of LG&E. The committees of the Board of Directors of LG&E Energy include an Audit Committee, a Compensation Committee and a Nominating and Development Committee. The directors who are members of the various committees of LG&E Energy serve in the same capacity for purposes of the LG&E Board of Directors.

    During 1994, there were seven regular meetings and one special meeting of the LG&E Energy Board. All directors attended 75% or more of the total number of meetings of the Board of Directors and Committees of the Board on which they served.

COMPENSATION OF DIRECTORS

    Directors who are also officers of LG&E Energy or its subsidiaries receive no compensation in their capacities as directors. During 1994, directors received a retainer of $1,417 per month, or $17,000 annually ($18,000 annually for committee chairmen), a fee for Board meetings of $900 per meeting and a fee for each committee meeting of $750. Non-employee directors residing out of the Louisville area received reimbursement for expenses incurred in traveling to meetings, and received an additional $750 compensation for each Board meeting they attended. The foregoing amounts represent the aggregate fees paid to directors in their capacities as directors of LG&E Energy and LG&E during 1994.

    Non-employee directors of LG&E Energy and its subsidiaries may elect to defer all or a part of their fees (including retainers, fees for attendance at regular and special meetings, committee meetings and travel compensation) pursuant to the LG&E Energy Corp. Deferred Stock Compensation Plan (the "Deferred Stock Plan"). Each deferred amount is credited by LG&E Energy to a bookkeeping account and then is converted into a stock equivalent on the date the amount is credited. The number of stock equivalents credited to the director is based upon the average of the high and the low sale price of LG&E Energy Common Stock on the New York Stock Exchange for the five trading days prior to the conversion. Additional stock equivalents will be added to stock accounts at the time that dividends are declared on LG&E Energy Common Stock, in an amount equal to the amount of LG&E Energy Common Stock that could be purchased with dividends that would be paid on the stock equivalents if converted to LG&E
Energy Common Stock. In the event that LG&E Energy is a party to any consolidation, recapitalization, merger, share exchange or other business combination in which all or a part of the outstanding LG&E Energy Common Stock is changed into or exchanged for stock or other securities of the other entity or LG&E Energy, or for cash or other property, the stock account of a participating director shall be converted to such new securities or consideration equal to the amount each share of LG&E Energy Common Stock receives, multiplied by the number of share equivalents in the stock account.

    A director will be eligible to receive a distribution from his or her account only upon termination of service, death, retirement or otherwise. Following departure from the Board, the distribution will occur, at the director's election, either in one lump sum or in no more than five annual installments. The distribution will be made, at the director's election, either in LG&E Energy Common Stock or in cash equal to the then-market price of the LG&E Energy Common Stock allocated to the director's stock account. At February 15, 1995, six directors were participating in the Deferred Stock Plan.

    Non-employee directors also receive stock options pursuant to the LG&E Energy Corp. Stock Option Plan for Non-Employee Directors (the "Directors' Option Plan"), which was approved by the shareholders at the 1994 annual meeting. Under the terms of the Directors' Option Plan, upon initial election or appointment to the Board, each new director, who has not been an employee or officer of the company within the preceding three years, receives an option grant for 2,000 shares of LG&E Energy Common Stock. Following these initial grants, eligible directors will receive an annual grant of an option for 2,000 shares on the first Wednesday of each February. The option exercise price per share for each share of LG&E Energy Common Stock is the fair market value on the grant date. Options granted are not exercisable during the first twelve months from the date of grant and will terminate 10 years from the date of grant. In the event of a tender offer or an exchange offer for shares of LG&E Energy Common Stock, all then exercisable, but unexercised options granted under the Directors' Option Plan will continue to be exercisable for thirty days following the first purchase of shares pursuant to such tender or exchange offer.

    The Directors' Option Plan authorizes the issuance of up to 250,000 shares of LG&E Energy Common Stock, of which 36,000 are subject to existing options at a weighted average per share price of $39.00. Information on the number of exercisable options held by each non-employee director is shown in footnote 3 under "Ownership of LG&E Energy Common Stock" on page 6 of this proxy statement. The number of shares subject to the Directors' Option Plan and subject to awards outstanding under the plan will adjust with any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or any similar corporate change.

AUDIT COMMITTEE

    The Audit Committee of the Board is composed of Messrs. Dabney, Brown, Gardner and Lewis, Dr. Swain and Mrs. McNamara. During 1994, the Audit Committee maintained direct contact with the independent auditors and LG&E Energy's Internal Auditor to review the following matters: the adequacy of LG&E Energy's and its subsidiaries' accounting and financial reporting procedures; the adequacy and effectiveness of LG&E Energy's and its subsidiaries' system of internal accounting controls; the scope and results of the annual audit and any other matters relative to the audit of LG&E Energy's and its subsidiaries' accounts and its financial affairs that the Committee, the Internal Auditor, or the independent auditors deemed necessary. The Audit Committee met three times during 1994.

COMPENSATION COMMITTEE

    The Compensation Committee, composed of non-employee directors, approves the compensation of the Chief Executive Officer and the executive officers of LG&E Energy and its subsidiaries. The Committee makes recommendations to the full Board regarding benefits provided to executive officers and the establishment of various employee benefit plans. The members of the Compensation Committee are Messrs. Ballard, Dabney, Gardner, Grissom and Morton and Mrs. McNamara. The Compensation Committee met three times during 1994.

NOMINATING AND DEVELOPMENT COMMITTEE

    The Nominating and Development Committee is composed of the Chairman of the Board and certain other directors. The Committee reviews and recommends to the Board of Directors nominees to serve on the Board and their compensation. The Committee considers nominees suggested by other members of the Board, by members of management and by shareholders. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at an annual meeting, shareholder recommendations must be submitted in writing to the Secretary of LG&E Energy not later than 120 days prior to the meeting. In addition, the Articles of Incorporation and Bylaws of LG&E Energy contain procedures governing shareholder nominations for election of directors at a shareholders' meeting. The Chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with these procedures. The Nominating and Development Committee also provides advice and counsel as necessary to executive management concerning business development activities of LG&E Energy.

    The members of the Nominating and Development Committee are Messrs. Ballard, Brown, Grissom, Hale, Lewis and Morton, and Dr. Swain. The Nominating and Development Committee met twice during 1994.

                     OWNERSHIP OF LG&E ENERGY COMMON STOCK

    LG&E Energy does not know of any shareholder who, as of February 15, 1995, beneficially owned more than five percent of LG&E Energy's outstanding Common Stock.

    The table below shows information as of February 15, 1995, concerning beneficial ownership by each director, each nominee for director, each executive officer named in the Summary Compensation Table beginning on page 14 of this proxy statement (the "Summary Compensation Table"), and all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with a member of his or her family) with respect to the shares set forth on the following table.

                                                                       SHARES
                                                                    BENEFICIALLY
                                                                       OWNED
NAME OF BENEFICIAL OWNER                                             (1)(2)(3)
- ------------------------------------------------------------------  ------------
William C. Ballard, Jr.                                                   8,402
Owsley Brown II                                                           3,000
David R. Carey                                                           12,811
Edward J. Casey, Jr.                                                     16,104
S. Gordon Dabney                                                          4,800
Gene P. Gardner                                                           6,850
J. David Grissom                                                          4,718
Roger W. Hale                                                            39,607
David B. Lewis                                                            2,400
Anne H. McNamara                                                          2,300
T. Ballard Morton, Jr.                                                    5,000
Victor A. Staffieri                                                       7,534
Donald C. Swain                                                           2,300
Stephen R. Wood                                                          13,193
All Directors and Executive Officers as a group (4)                     139,266

- ------------------------
(1) Does not include the following shares of Energy Common Stock credited to participating director's accounts under the Deferred Stock Plan as of February 15, 1995: Mr. Brown, 539.82 shares; Mr. Dabney, 2,553.47 shares; Mr. Gardner, 2,539.11 shares; Mrs. McNamara, 787.83 shares; Mr. Morton, 2,504.85 shares; and Dr. Swain, 674.98 shares.

(2) Includes shares subject to stock options granted under LG&E Energy's Omnibus Long-Term Incentive Plan, exercisable within 60 days following February 15, 1995, as follows: Mr. Hale, 14,961 shares; Mr. Carey, 10,562 shares; Mr. Casey, 12,971 shares; Mr. Staffieri, 6,974 shares; and Mr. Wood, 10,760 shares.

(3) Includes 2,000 shares subject to stock options granted under the Directors' Option Plan, exercisable within 60 days following February 15, 1995, for each of Messrs. Ballard, Brown, Dabney, Gardner, Grissom, Lewis and Morton, and Mrs. McNamara and Dr. Swain.

(4) For each director and nominee, the number of shares of LG&E Energy Common Stock beneficially owned as of February 15, 1995, is less than two tenths of one percent of the total LG&E Energy Common Stock outstanding on that date, and the total number of shares beneficially owned by all directors and executive officers as a group is less than one-half of one percent of the then-outstanding LG&E Energy Common Stock. In the case of employees, the share total shown includes 4,284 shares of LG&E Energy Common Stock representing an interest in shares held in trust under LG&E's Employee Stock Ownership Plan, with respect to which employees have voting power but not investment power, and 87,520 stock options granted under LG&E Energy's Omnibus Long-Term Incentive Plan, exercisable within 60 days of February 15, 1995.

    The Securities Exchange Act of 1934, as amended, requires LG&E Energy's officers and directors to file reports of ownership and changes in ownership of LG&E Energy Common Stock with the Securities and Exchange Commission. Based solely on a review of the copies of such forms and amendments thereto received by LG&E Energy, or written representations from the LG&E Energy officers and directors that no Forms 5 were required to be filed, LG&E Energy believes that during 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were met on a timely basis, with two exceptions. Mr. Charles A. Markel III, Corporate Vice President
- -- Finance, timely filed a Form 5 for 1993, but inadvertently failed to disclose beneficial ownership of shares held by his spouse in three separate accounts. Amended Form 5s were filed promptly after learning of the omissions. Mr. M. Lee Fowler, Vice President and Controller of LG&E, inadvertently failed to timely file one report relating to four purchases of Common Stock made by his spouse pursuant to voluntary cash contributions under the Dividend Reinvestment and Stock Purchase Plan. The shares are held by his spouse as custodian for Mr. and Mrs. Fowler's grandchildren. The purchases were promptly reported on Mr. Fowler's Form 5 for 1994 upon learning of the omission.

PROPOSAL NO. 2

                   APPROVAL OF INDEPENDENT AUDITORS FOR 1995

    Based upon the recommendation of the Audit Committee, the Board of Directors, subject to ratification by shareholders, has selected Arthur Andersen LLP as independent auditors to audit the accounts of LG&E Energy and LG&E for the fiscal year ending December 31, 1995. Arthur Andersen has audited the accounts of LG&E Energy since its organization in 1990, and has audited the accounts of LG&E for many years. The shareholders previously approved the employment of the firm at the Annual Meeting on May 24, 1994.

    Representatives of Arthur Andersen LLP will be present at the Annual Meeting. Such representatives will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    Decisions on the compensation of LG&E Energy's officers are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director, and all decisions of the Compensation Committee relating to the compensation of LG&E Energy's executive officers are reviewed by the full Board of Directors, with the exception of long-term incentive plan administration, which is performed solely by the Compensation Committee.

    The executive compensation program was developed and implemented after consultation with a worldwide, highly respected independent executive compensation consultant. That consultant has concluded that the structure of the executive compensation program and the target awards and opportunities provided to executives are consistent with the compensation and pay programs of comparable companies, including utilities and utility holding companies nationwide. The Compensation Committee and the Board of Directors have continued access to this compensation consultant as desired, and are provided with independent compensation data for their review. Set forth below is a report submitted by the members of the Compensation Committee addressing LG&E Energy's compensation policies for 1994 which affect the executive officers of LG&E Energy, including the executive officers named in the following tables.

COMPENSATION PHILOSOPHY

    This report reflects LG&E Energy's compensation philosophy as set by the Compensation Committee and the Board of Directors, and as reflected in the salaries and awards paid to the executive officers of LG&E Energy and its subsidiaries. There are three major components of LG&E Energy's executive compensation program: (1) base salary; (2) short-term or annual incentives; and
(3) long-term incentives. LG&E Energy developed its executive compensation program to focus on both short-term and long-term business objectives which are designed to enhance overall shareholder value. The short-term and long-term incentives are premised on the belief that the interests of executives should be closely aligned with those of LG&E Energy's shareholders. Based on this philosophy, these two portions of each executive's total compensation package are placed at risk and are linked to the accomplishment of specific results that are designed to benefit LG&E Energy's shareholders in both the short-term and long-term. Under this pay-for-performance approach, a highly competitive level of compensation can be earned in years of strong performance; conversely, in years of below-average performance, compensation may decline below competitive benchmarks.

    The executive compensation program also recognizes that LG&E Energy's compensation practices must be competitive with utilities, utility holding companies, and other industries to ensure that a stable and successful management team can be recruited and retained. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that would be included in the utility industry index against which shareholder returns may be compared. For this reason, the compensation peer group is not the same as the utility industry index in the Comparison of Five-Year Total Return graph included on page 13 of this Proxy Statement. In order to establish competitive compensation levels for all executive positions, the Compensation Committee establishes salaries and short-term incentive levels based upon compensation data from three utility and three all-industry surveys (the "Survey Group"), the latter of which primarily consists of non-utility businesses with annual revenues of $0.5 billion to $2.5 billion. Long-term incentive levels, however, are established by the Compensation Committee based upon compensation data from a survey of utilities and utility holding companies (the "Long-Term Survey Group") compiled by a national compensation consulting firm. In 1994, there were 61 utilities and utility holding companies in the Long-Term Survey Group. The Compensation Committee utilizes the Long-Term Survey Group for purposes of establishing long-term incentive levels because the long-term financial performance goals of the Company can be measured more effectively against the utilities in the Long-Term Survey Group, rather than the Survey Group.

    The Compensation Committee establishes a target salary (the "Position Rate") for each executive at approximately the 65th percentile of the range for executives in similar positions with companies in the Survey Group. Salaries, short-term and long-term incentives are based on this Position Rate as described below.

    In 1993, a new Federal tax law was passed which limits the deductibility of executive compensation in excess of $1,000,000 unless certain exceptions are met. Because the Company's executive compensation programs qualify for these exceptions under transition rules adopted by the Internal Revenue Service, this new law is not expected to impact the Company's executive compensation practices in 1995. The Compensation Committee is reviewing the tax law and associated regulations, as well as the structure of its salary, short-term and long-term incentive programs.

    The compensation information set forth in other sections of this proxy statement, particularly with respect to the tabular information presented, reflects the considerations set forth in this report. The Base Salary, Short-Term Incentives, and Long-Term Incentives sections that follow address the compensation philosophy for all executive officers except for Mr. Roger W. Hale. Mr. Hale's compensation is determined in accordance with the terms of his Employment Agreement (see Chief Executive Officer Compensation on page 11 of this proxy statement).

BASE SALARY

    The base salaries for LG&E Energy executive officers are designed to be competitive with the Survey Group. The Position Rate represents the maximum base salary that an executive officer may receive and, as stated above, approximates the salary at the 65th percentile of the range for executives in similar positions with companies in the Survey Group. Actual base salaries are determined based on individual performance and experience.

SHORT-TERM INCENTIVES

    The short-term or annual incentives provide direct financial compensation to executives and reward them for meeting performance measures which are established at the beginning of each performance year. The performance goals are set with consideration for economic and business factors known to Company management, the Compensation Committee and the Board at the time the goals are established. The factors include external competition, inflation, financial and market data and trends, as well as certain standards of excellence consistent with core company values. In 1994, short-term incentive payments for executive officers were based from 50% to 75% on Net Income Available for Common Stock
(NIAC), 25% on Management Effectiveness, and from 10% to 25% on Customer Satisfaction. The percentages varied within the executive officer group based upon the nature of each individual's functional responsibilities, with more senior officers having a greater percentage of their short-term incentives based on NIAC. This component of the executive compensation program focuses executives on the tasks most immediately at hand and is based upon priorities which are tailored for each performance year.

    In 1994, the short-term incentive targets (the "targeted amounts") ranged from 26% to 41% of Position Rate for each executive officer and approached the 65th percentile of the level of such awards granted to comparable executives employed by companies in the Survey Group. The individual officers are entitled to receive from 0% to 150% of their targeted amounts, dependent upon Company and individual performance during 1994 as measured by NIAC, Management Effectiveness and Customer Satisfaction. Based on such performances, payouts of the short-term awards for 1994 ranged from 29% to 51% of each executive officer's targeted amount.

LONG-TERM INCENTIVES

    On June 11, 1990, the shareholders of LG&E Energy approved the Omnibus Long-Term Incentive Plan (the "Long-Term Plan"). The Long-Term Plan is administered by a committee of not less than three directors of LG&E Energy who are appointed by the Board of Directors. At this time, the Compensation Committee administers the Long-Term Plan. The Long-Term Plan provides for the grant of any or all of the following types of awards: stock options, stock appreciation rights, restricted stock, performance units and performance shares. To date, the Compensation Committee has chosen to award stock options, stock appreciation rights and performance units to executive officers.

    The Compensation Committee establishes an aggregate amount of long-term incentives by grouping the executives into four categories, based on job description and content. The Compensation Committee sets within each group the percentage of an individual's Position Rate to be paid in options and the amount to be paid in performance units. The aggregate value of the stock options and performance units (expressed as a percentage of Position Rate) is intended to approach the amount of long-term incentives (expressed as a percentage of salary) payable to executives in similar positions with utilities and utility holding companies in the 65th percentile of the Long-Term Survey Group, depending upon achievement of targeted Company performance.

    Stock options are awarded annually at fair market value at the time of grant and vest after one year has elapsed. Options are granted with an exercise price equal to the market value of the Common Stock at the time of grant, so they provide no value unless the Company's stock price increases after the grants are awarded. Vested options are exercisable over a nine-year term. Compensation awards are thus tied to stock price appreciation in excess of the stock's value at time of grant, rewarding executives as if they shared in the ownership of LG&E Energy. The number of shares subject to options is determined by taking the percentage of the executive's Position Rate to be paid in options, as determined above, and dividing that amount by the fair market value of LG&E Energy Common Stock on the date of the grant. Prior awards are not considered when making new grants.

    The number of performance units granted is determined by taking the amount of the executive's Position Rate to be paid in performance units, as determined above, and dividing that amount by the fair market value of LG&E Energy Common Stock on the date of the grant. The value of the performance units is substantially dependent upon the changing value of LG&E Energy's Common Stock in the marketplace. Each executive officer is entitled to receive from 0% to 150% of the performance units contingently awarded to the executive based on the
Company's:

    (1) total shareholder return, defined as share price increase plus dividends paid, divided by share price at beginning of the period ("Total Shareholder Return"); and

    (2) return on invested capital ("ROIC") over a three-year period measured against a pre-established, internally set goal.

    Total Shareholder Return is determined through comparing LG&E Energy's total shareholder return over a three-year period to that of the utility holding companies and gas and electric utilities in the Salomon Brothers Electric Utility Index at the time the Long-Term Plan was established in 1990.*

    Payouts of long-term incentive awards in February 1995 were based on Company performance during the 1992-1994 period. During such period, LG&E Energy exceeded the target level for Total Shareholder Return, but was somewhat below target in its ROIC performance. Performance was at the 95th percentile of its comparison group with respect to Total Shareholder Return, and at 80% of targeted ROIC performance, resulting in payouts of 115% of the contingent awards. Because of

- ------------------------
* While similar, the utilities and utility holding companies that were in the Salomon Brothers Electric Utility Index in 1990 are not necessarily the same as those in the Standard & Poor's Utility Index used in the Company Performance Graph on page 13 of this proxy statement. The Salomon Brothers Index was selected by the Compensation Committee at the time awards were originally made under the Long-Term Plan. The companies included in the index at that time continue to be used to determine Total Shareholder Return, subject to eliminations due to merger or takeover activity. In the judgment of the Compensation Committee, these companies continue to represent an appropriate peer group for compensation purposes.

changes to effective tax rates produced through the adoption of the Revenue Reconciliation Act of 1993, the Compensation Committee determined in 1993 that 50% of the 1993 performance unit awards be paid in LG&E Energy Common Stock and 50% in cash, rather than 65% in stock and 35% in cash, as in 1992. For the same reason, the performance units awarded in 1991 and 1992 also were changed to a 50%/50% payout from a 65%/35% payout, and the 1994 performance unit awards were paid 50% in LG&E Energy Common Stock and 50% in cash.

    In December 1994, special one-time stock option awards through the Long-Term Plan were granted to two key business unit executives to provide them with additional incentive to grow their business units consistent with increasing shareholder value. Mr. Casey, Group President -- Energy Services, and Mr. Staffieri, President -- LG&E, were granted 25,000 and 20,000 stock options, respectively, in addition to their annual grants under the Long-Term Plan. These additional options vest 50% in 1996 and 50% in 1998. All other terms of these one-time stock option grants match the terms of the annual stock options granted to all LG&E Energy and LG&E executives under the Long-Term Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The compensation of the Chief Executive Officer of LG&E Energy, Mr. Roger W. Hale, is governed by the terms of an employment agreement. Mr. Hale originally entered into an employment agreement with LG&E in April 1989. That agreement was developed to induce him to move to LG&E from another company, and was updated by Board action in 1990. The term of Mr. Hale's original employment agreement was to expire by its terms on December 31, 1994.

    In recognition of Mr. Hale's continued importance to the performance of LG&E Energy and his significant contributions to LG&E Energy, including particularly his leadership role in transforming LG&E, a local utility company, into LG&E Energy, a national (and, increasingly, international) diversified energy services company, the Compensation Committee in late 1993 negotiated with Mr. Hale to retain his services beyond the term of his original agreement. Consequently, Mr. Hale entered into a new employment agreement with LG&E Energy, effective in November 1993. The term of this new agreement (the "Agreement") extends through December 31, 1998. The Agreement provides for an increase in Mr. Hale's minimum base salary, and provides that Mr. Hale may elect to retire and commence payment of his retirement benefits on or after age 50 (see page 18 of this proxy statement).

    The Agreement dictates the level of Mr. Hale's minimum compensation, but the Compensation Committee retains discretion to increase such compensation. The Compensation Committee compares Mr. Hale's compensation to that for chief executive officers of companies contained in the Survey Group, as well as approximately 20 electric and gas utilities and utility holding companies, with comparable revenues, market capitalization and asset size. In setting long-term awards, the Company also considers survey data from various compensation consulting firms. Details of Mr. Hale's 1994 compensation are set forth below.

    BASE SALARY. Mr. Hale was paid a base salary of $410,000 during 1994. The Agreement provides that his salary shall not be less than his 1993 salary of $385,000 and is to be reviewed as of each January 1 by the Compensation Committee. The Compensation Committee, in determining the annual salary increase for 1994, focused on Mr. Hale's individual performance (including his management effectiveness, as described below) and the level of increases provided to other LG&E Energy and LG&E employees. The 1994 increase was 6.6%.

    SHORT-TERM INCENTIVE. Mr. Hale's target short-term incentive award is 50% of base salary, as dictated by the Agreement. Like all other executive officers receiving short-term incentive awards, Mr. Hale may receive from 0 to 150% of the targeted amount, based on Company performance and individual performance. His 1994 short-term incentive payout was based 75% on corporate NIAC performance, and 25% on Management Effectiveness.

        The resulting payout for 1994 performance was 65% of base salary. The Compensation Committee considered Mr. Hale's management effectiveness in several areas in determining the final 1994 award. These included the increased profitability of LG&E Energy and LG&E, profitability of LG&E Energy subsidiaries, customer satisfaction rating, and other measures.

    LONG-TERM INCENTIVE PAYOUT. In 1994, Mr. Hale received 4,787 options and 10,637 performance units. These amounts were determined in accordance with the terms of his Agreement, which provides that his long-term incentive awards shall include target awards of performance units with a value not less than 100% of base salary, and stock options with a market value at grant of not less than 45% of base salary. The terms of the options and performance units (including the manner in which performance units are earned) for Mr. Hale are the same as for other executive officers, as described under the heading "Long-Term Incentives."

        In the 1992-1994 period, LG&E Energy exceeded the target for Total Shareholder Return, but was somewhat below target in its ROIC performance. Performance was at the 95th percentile of its comparison group in Total Shareholder Return, and at 80% of targeted ROIC performance. That resulted in a payout equal to 115% of the approved target. In addition, the market value of LG&E Energy Common Stock increased from $30.56 at grant to $36.88 during the performance period. This further increased the value of the payout of the performance units awarded to Mr. Hale in 1992.

    OTHER BENEFITS. Mr. Hale receives LG&E Energy contributions to thrift and savings plans, similar to those of other employees.

CONCLUSION

    The Compensation Committee believes that the Company's current executive compensation system serves the interests of the Company and its shareholders effectively. The Compensation Committee takes very seriously its responsibilities with respect to the Company's executive compensation system. To this end, the Compensation Committee will continue to monitor and revise the compensation policies as necessary to ensure that the Company's compensation system continues to meet the needs of the Company and its shareholders.

MEMBERS OF THE COMPENSATION COMMITTEE

William C. Ballard, Jr., Chairman
S. Gordon Dabney
Gene P. Gardner
J. David Grissom
Anne H. McNamara
T. Ballard Morton, Jr.

                              COMPANY PERFORMANCE

    The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) to shareholders of LG&E Energy Common Stock from December 29, 1989, through December 30, 1994, with the Standard & Poor's 500 Composite Index and the Standard & Poor's Utility Index. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of LG&E Energy Common Stock.

                    COMPARISON OF FIVE YEAR YEAR CUMULATIVE
                          TOTAL SHAREHOLDER RETURN (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              LG&E ENERGY      S&P 500     S&P UTILITIES
12/29/89                 100         100              100
1990                     104          97               97
1991                     132         126              112
1992                     156         136              121
1993                     189         150              138
1994                     183         152              127

- ------------------------
(1) Total Shareholder Return assumes $100 invested on December 29, 1989, with quarterly reinvestment of dividends.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table shows the cash compensation paid or to be paid by LG&E Energy or any of its subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four most highly compensated officers of LG&E Energy (including certain officers of subsidiaries of LG&E Energy) in all capacities in which they served during 1992, 1993 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                                                --------------------
                                                                  ANNUAL COMPENSATION             AWARDS
                                                          -----------------------------------   ----------
                                                                                      OTHER     SECURITIES  PAYOUTS
                                                                                     ANNUAL     UNDERLYING  --------   ALL OTHER
                                                                                     COMPEN-     OPTIONS/     LTIP      COMPEN-
                     NAME AND                                SALARY        BONUS     SATION        SARS     PAYOUTS     SATION
                PRINCIPAL POSITION                  YEAR      ($)           ($)        ($)         (#)        ($)         ($)
- --------------------------------------------------  ----  ------------    --------  ---------   ----------  --------  -----------
Roger W. Hale                                       1994  $    410,500    $266,825  $10,822        4,787    $506,584    12,819(1)
  Chairman of the Board,                            1993       385,000     261,800    9,387        4,807     604,341    11,417
  President and CEO                                 1992       365,000     205,300    8,127        5,367     412,405    10,765
Edward J. Casey, Jr.                                1994       235,000     142,945    6,058       28,200      55,504     7,661(1)
  Group President --                                1993       193,000     120,566      441        2,553      48,195     6,874
  LG&E Energy Services                              1992       168,000     118,800      288        2,618      33,530     5,305
Victor A. Staffieri                                 1994       213,000     120,750    4,771       23,000      35,515     2,947(1)
  President -- Louisville Gas and                   1993       175,000      75,097    3,883        2,087           0     1,462
  Electric Company                                  1992       130,625(2)   72,352    2,738        1,887           0   162,920(3)
Stephen R. Wood                                     1994       197,000     101,007    5,974        2,229      44,957     6,604(1)
  Executive Vice President and Chief                1993       174,000      71,572    5,727        2,087      54,878     4,588
  Administrative Officer                            1992       163,000      57,445    3,171        2,357      38,640     3,653
David R. Carey                                      1994       177,000      62,100    3,705        2,073      39,388     5,144(1)
  Senior Vice President -- Operations               1993       154,000      56,022    1,259        1,820      48,195     3,579
  Louisville Gas and Electric                       1992       145,000      46,446      317        2,069      34,825     3,401
  Company

- ------------------------
(1) Includes employer contributions to 401(k) plan, nonqualified thrift plan and employer paid life insurance premiums in 1994 as follows: Mr. Hale $2,970, $5,079 and $4,770, respectively; Mr. Casey $2,970, $3,991 and $700, respectively; Mr. Staffieri $1,485, $0 and $1,462, respectively; Mr. Wood $1,888, $3,430 and $1,286, respectively; and Mr. Carey $1,401, $3,213 and
     $530, respectively.
(2) Reported compensation is only for a portion of the year. Mr. Staffieri joined LG&E on March 15, 1992.
(3) Consists of moving and relocation expenses in excess of benefits available to all salaried employees, and $610 in employer paid life insurance premiums.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN 1994 FISCAL YEAR

    The following table contains information at December 31, 1994, with respect to grants of stock options and stock appreciation rights (SARs) to the named executive officers:

                                               INDIVIDUAL GRANTS                                          POTENTIAL
                                          ---------------------------                                REALIZABLE VALUE AT
                                           NUMBER OF      PERCENT OF                                    ASSUMED ANNUAL
                                           SECURITIES       TOTAL       EXERCISE                        RATES OF STOCK
                                           UNDERLYING    OPTIONS/SARS   OR BASE                       PRICE APPRECIATION
                                          OPTIONS/SARS    GRANTED TO     PRICE                         FOR OPTION TERM
                                            GRANTED      EMPLOYEES IN     ($/      EXPIRATION   ------------------------------
                  NAME                      (#) (1)      FISCAL YEAR     SHARE)       DATE      0%($)      5%($)      10%($)
- ----------------------------------------  ------------   ------------   --------   ----------   ------   ---------   ---------
Roger W. Hale                                4,787              4.7%     $   38.59  2/2/2004       0     $ 116,176   $ 294,413
Edward J. Casey, Jr.                         3,200              3.1          38.59  2/2/2004       0        77,661     196,808
Edward J. Casey, Jr.                        25,000(2)          24.4          37.38 12/8/2004       0       587,702   1,489,352
Victor A. Staffieri                          3,000              2.9          38.59  2/2/2004       0        72,807     184,508
Victor A. Staffieri                         20,000(2)          19.5          37.38 12/8/2004       0       470,162   1,191,482
Stephen R. Wood                              2,229              2.2          38.59  2/2/2004       0        54,096     137,089
David R. Carey                               2,073              2.0          38.59  2/2/2004       0        50,310     127,495

- ------------------------
(1) Options are awarded at fair market value at time of grant; unless otherwise indicated, options vest in one year and are exercisable over a ten-year term.

(2)  Options vest 50% in 1996 and 50% in 1998.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION/SAR EXERCISES IN 1994 FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

    The following table sets forth information with respect to the named executive officers concerning the exercise of options and/or SARs during 1994 and the value of unexercised options and SARs held by them as of December 31, 1994:

                                                                                                 NUMBER OF
                                                                                                SECURITIES         VALUE OF
                                                                                                UNDERLYING       UNEXERCISED
                                                                          SHARES                UNEXERCISED      IN-THE-MONEY
                                                                         ACQUIRED              OPTIONS/SARS    OPTIONS/SARS AT
                                                                            ON       VALUE     AT FY-END (#)    FY-END ($)(1)
                                                                         EXERCISE   REALIZED   EXERCISABLE/      EXERCISABLE/
                                 NAME                                      (#)        ($)      UNEXERCISABLE    UNEXERCISABLE
- -----------------------------------------------------------------------  --------   --------   -------------   ----------------
Roger W. Hale                                                            10,063     $114,270   10,174/4,787       $37,907/$0
Edward J. Casey, Jr.                                                       0          N/A      9,771/28,200        66,455/0
Victor A. Staffieri                                                        0          N/A      3,974/23,000        14,433/0
Stephen R. Wood                                                            0          N/A       8,531/2,229        58,371/0
David R. Carey                                                             0          N/A       8,489/2,073        62,376/0

- ------------------------
(1) Dollar amounts reflect market value of LG&E Energy Common Stock at year-end, minus the exercise price.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE
              LONG-TERM INCENTIVE PLAN AWARDS IN 1994 FISCAL YEAR

    The following table provides information concerning awards made in 1994 to the named executive officers under the Long-Term Plan.

                                                               NUMBER     PERFORMANCE
                                                                 OF            OR           ESTIMATED FUTURE PAYOUTS UNDER
                                                               SHARES,    OTHER PERIOD        NON-STOCK PRICE BASED PLANS
                                                              UNITS OR       UNTIL              (NUMBER OF SHARES) (1)
                                                                OTHER      MATURATION    -------------------------------------
                            NAME                               RIGHTS      OR PAYOUT     THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
- ------------------------------------------------------------  ---------   ------------   ------------   ---------   ----------
Roger W. Hale                                                  10,637       12/31/96        4,787        10,637       15,956
Edward J. Casey, Jr.                                            2,203       12/31/96          991         2,203        3,305
Victor A. Staffieri                                             2,073       12/31/96          933         2,073        3,110
Stephen R. Wood                                                 1,114       12/31/96          501         1,114        1,671
David R. Carey                                                    933       12/31/96          420           933        1,400

- ------------------------------
(1) The table indicates the number of performance units which are paid 50% in stock and 50% in cash at maturation.

    Each performance unit awarded represents the right to receive an amount payable 50% in LG&E Energy Common Stock and 50% in cash on the date of payout, the latter portion being payable in cash in order to facilitate the payment of taxes by the recipient. The amount of the payout is determined by the then-fair market value of LG&E Energy Common Stock. The Long-Term Plan rewards executives on a three-year rolling basis dependent upon: (1) the total shareholder return for shareholders and (2) return on capital. The target for award eligibility requires that LG&E Energy shareholders earn a total return at a preset level in comparison to that of the utility holding companies and gas and electric utilities in the Salomon Brothers Electric Utilities Index. The return on capital component of the Long-Term Plan is triggered by the actual return on capital exceeding preset levels of achievement established by the Compensation Committee prior to commencement of the period. The Committee sets a contingent award for each management level selected to participate in the Plan and such amount is the basis upon which incentive compensation is determined. Depending on the level of achievement, the participant can receive from zero to 150% of the contingent award amount. Payments made under the Long-Term Plan in 1994 are reported in the summary compensation table for the year of payout.

PENSION PLANS

    The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under LG&E Energy's qualified defined benefit pension plans, as well as non-qualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations for qualified plan benefits, based on the remuneration that is covered under the plan and years of service with the Company and its subsidiaries:

                            1994 PENSION PLAN TABLE

                                    YEARS OF SERVICE
                 -------------------------------------------------------
REMUNERATION         15             20             25         30 OR MORE
- ------------     ----------     ----------     ----------     ----------
  $100,000       $   50,236     $   50,236     $   50,236     $  56,483
  $150,000       $   82,236     $   82,236     $   82,236     $  86,183
  $200,000       $  114,236     $  114,236     $  114,236     $ 114,236
  $250,000       $  146,236     $  146,236     $  146,236     $ 146,236
  $300,000       $  178,236     $  178,236     $  178,236     $ 178,236
  $350,000       $  210,236     $  210,236     $  210,236     $ 210,236
  $400,000       $  242,236     $  242,236     $  242,236     $ 242,236
  $450,000       $  274,236     $  274,236     $  274,236     $ 274,236
  $500,000       $  306,236     $  306,236     $  306,236     $ 306,236
  $550,000       $  338,236     $  338,236     $  338,236     $ 338,236
  $600,000       $  370,236     $  370,236     $  370,236     $ 370,236
  $650,000       $  402,236     $  402,236     $  402,236     $ 402,236
  $700,000       $  434,236     $  434,236     $  434,236     $ 434,236
  $750,000       $  466,236     $  466,236     $  466,236     $ 466,236
  $800,000       $  498,236     $  498,236     $  498,236     $ 498,236

    A participant's remuneration covered by the Retirement Income Plan (the "Retirement Income Plan") is his or her average base salary and short-term incentive payment (as reported in the Summary Compensation Table) for the five calendar plan years during the last ten years of the participant's career for which such average is the highest. The estimated years of service for each named executive is as follows: 4 years for Mr. Carey; 4 years for Mr. Casey; 28 years for Mr. Hale; 2 years for Mr. Staffieri; and 5 years for Mr. Wood. Benefits shown are computed as a straight life single annuity beginning at age 65.

    Current Federal law prohibits paying benefits under the Retirement Income Plan in excess of $118,800 per year. Officers of LG&E Energy and LG&E with at least one year of service with either company are eligible to participate in LG&E's Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan"), which is an unfunded supplemental plan that is not subject to the $118,800 limit. Presently, participants in the Supplemental Executive Retirement Plan consist of all of the eligible officers of LG&E Energy and LG&E. This plan provides generally for retirement benefits equal to 64% of average current earnings during the final 36 months prior to retirement, reduced by Social Security benefits, by amounts received under the Retirement Income Plan and by benefits from other employers. As part of its employment agreement with Mr. Hale, LG&E established a separate Supplemental Executive Retirement Plan. The special plan generally provides for a retirement benefit for Mr. Hale of 2% for each of his first 20 years of service with LG&E Energy, LG&E or with certain prior employers, 1.5% for each of the next 10 years of service and 1% for each remaining year of service completed prior to age 65, all multiplied by Mr. Hale's final 60 months average compensation, less benefits payable from the Retirement Income Plan, benefits payable from any other qualified or nonqualified plan sponsored by LG&E Energy, LG&E or certain prior employers, and primary Social Security benefits. Under Mr. Hale's employment agreement (see page 11 of this proxy statement), he may elect to commence payment of his retirement benefits at age 50. If he retires prior to age 65, Mr. Hale's benefits will be reduced by factors set forth in the employment agreement.

    The estimated annual benefits to be received under the Retirement Income Plan and the Supplemental Executive Retirement Plans upon normal retirement at age 65 and after deduction of Social Security benefits will be $141,696 for Mr. Carey; $236,292 for Mr. Casey; $382,116 for Mr. Hale; $208,800 for Mr.
Staffieri; and $185,268 for Mr. Wood.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Ballard, Dabney, Gardner, Grissom and Morton, and Mrs. McNamara served as members of the Compensation Committee during 1994. None of the members of the Compensation Committee are or were officers or employees of LG&E Energy or its subsidiaries. Mr. Ballard is of counsel to the law firm of Greenebaum Doll & McDonald, which provides legal services to LG&E Energy from time to time.

EMPLOYMENT CONTRACT AND TERMINATION OF EMPLOYMENT
ARRANGEMENTS AND CHANGE IN CONTROL PROVISIONS

    In November 1993, Mr. Hale entered into a new employment agreement with LG&E Energy superseding the prior agreement. The new agreement was effective upon its execution, and extends through December 31, 1998. Under the new agreement, Mr. Hale is entitled to an annual base salary of not less than $385,000, subject to annual review by the Compensation Committee, and to participate in the Short-Term Plan and the Long-Term Plan. Mr. Hale's arrangement with LG&E Energy provides for a stock option target award of not less than 45% of base salary and a long-term incentive target award of not less than 100% of base salary. LG&E Energy's Board of Directors may terminate the agreement at any time and, if it does so for reasons other than cause, LG&E Energy must pay Mr. Hale's base salary for two years.

    In the event of a change in control, all officers of LG&E Energy shall be entitled to the following payments if, within twenty-four months after such change in control, they are terminated for reasons other than cause or disability, or their employment responsibilities are altered: (i) all accrued compensation; (ii) a severance amount equal to 2.99 times the sum of (a) his or her annual base salary and (b) his or her "target" award pursuant to the Short-Term Plan. However, in no event is the payment to the executive to equal or exceed an amount which would constitute a nondeductible payment pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or be subject to an excise tax imposed by Section 4999 of the Code. The executive is entitled to receive such amounts in a lump-sum payment within thirty days of termination. A change in control encompasses certain mergers and acquisitions, changes in Board membership and acquisitions of voting securities of LG&E Energy.

    Also upon a change in control of LG&E Energy, all stock-based awards shall vest 100%, and all performance-based awards, such as performance units and performance shares, shall immediately be paid out in cash, based upon the extent to which the performance goals have been met through the effective date of the change in control or based upon the assumed achievement of such goals, whichever amount is higher.

                             SHAREHOLDER PROPOSALS
                            FOR 1996 ANNUAL MEETING

    Any shareholder may submit a proposal for consideration at the 1996 Annual Meeting. Any shareholder desiring to submit a proposal for inclusion in the proxy statement for consideration at the 1996 Annual Meeting should forward the proposal so that it will be received at LG&E Energy's principal executive offices no later than November 7, 1995. Proposals received by that date that are proper for consideration at the Annual Meeting and otherwise conforming to the rules of the Securities and Exchange Commission will be included in the 1996 proxy statement.

                                 OTHER MATTERS

    At the Annual Meeting, it is intended that the first two items set forth in the accompanying notice and described in this proxy statement will be presented. Should any other matter be properly presented at the Annual Meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment. The Board of Directors knows of no other matters which may be presented at the meeting.

    LG&E Energy will bear the costs of this proxy solicitation. LG&E Energy will provide copies of this proxy statement, the accompanying proxy and the Annual Report to brokers, dealers, banks and voting trustees, and their nominees, for mailing to beneficial owners, and upon request therefor, will reimburse such record holders for their reasonable expenses in forwarding solicitation materials. In addition to using the mails, proxies may be solicited by directors, officers and regular employees of LG&E Energy or its subsidiaries, in person or by telephone. LG&E Energy and LG&E have retained D.F. King & Co., Inc., a firm of professional proxy solicitors, to assist in the solicitations at an estimated fee of $5,000 plus reimbursement of reasonable expenses.

    ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF LG&E ENERGY'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR 1994, BY SUBMITTING A REQUEST IN WRITING TO: JOHN R. MCCALL, SECRETARY, LG&E ENERGY CORP., P.O. BOX 32030, 220 WEST MAIN STREET, LOUISVILLE, KENTUCKY 40232.

    [ LOGO ]

                 ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 1995

The Annual Meeting of Shareholders of LG&E Energy Corp. will be held on Tuesday, April 25, 1995, at 10:00 a.m., E.D.T. at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. The left side of this form is a ticket request form. If you plan to attend the Annual Meeting, please complete the ticket request form and return it with your proxy. An admission ticket will be mailed to you prior to the meeting. If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and proof of ownership.

THE BOTTOM RIGHT PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


                DETACH HERE                        DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                   PROXY
                                  COMMON

1.  ELECTION OF DIRECTORS

   / / FOR all nominees listed below (except as marked to the contrary below)

   / / WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

         OWSLEY BROWN II
         GENE P. GARDNER
         J. DAVID GRISSOM


2.  APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

/ / FOR                          / / AGAINST                         / / ABSTAIN


                                                    [ LOGO ]

                                                    LG&E ENERGY CORP.
                                                    220 WEST MAIN STREET
                                                    P.O. BOX 32030
                                                    LOUISVILLE, KENTUCKY 40232


- --------------------------------------   --------------------------------------
               SIGNATURE                               SIGNATURE

- ---------------------------     SIGNATURE(S) SHOULD CORRESPOND TO THE  NAME(S)
           DATE APPEARING IN THIS PROXY. IF EXECUTOR, TRUSTEE, GUARDIAN, ETC. PLEASE INDICATE.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                 DETACH HERE                        DETACH HERE




        [ LOGO ]

        LG&E ENERGY CORP.
        220 WEST MAIN STREET
        P.O. BOX 32030
        LOUISVILLE, KENTUCKY 40232


             TICKET REQUEST


              (PLEASE RETURN THIS CARD BY APRIL 10, 1995)

                ------------------------------------
                PLEASE SEND AN ADMITTANCE TICKET TO:
                ------------------------------------
                NAME:

                ------------------------------------
                ADDRESS:

                ------------------------------------
                CITY:         STATE:       ZIP CODE:

                ------------------------------------
                TELEPHONE NUMBER:

                ------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                               LG&E ENERGY CORP.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 1995

        Roger W. Hale, Victor A. Staffieri and Edward J. Casey, Jr. are hereby appointed as proxies, with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof, at the Annual Meeting of Shareholders of LG&E Energy Corp. to be held on April 25, 1995, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

    Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.

    [ LOGO ]

                 ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 1995

The Annual Meeting of Shareholders of LG&E Energy Corp. will be held on Tuesday, April 25, 1995, at 10:00 a.m., E.D.T. at the Hyatt Regency Louisville, 320 West Jefferson Street, Louisville, Kentucky. The left side of this form is a ticket request form. If you plan to attend the Annual Meeting, please complete the ticket request form and return it with your proxy. An admission ticket will be mailed to you prior to the meeting.
If you wish to attend the meeting but do not have a ticket, you will be admitted to the meeting after presenting personal identification and proof of stock ownership.

THE BOTTOM RIGHT PORTION OF THIS FORM IS THE PROXY CARD. Each proposal is fully explained in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement. To vote your proxy, please MARK by placing an "X" in the appropriate box, SIGN and DATE the proxy. Then please DETACH and RETURN the completed proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PROPOSAL.


                DETACH HERE                        DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                  PROXY
                                   ESOP

1.  ELECTION OF DIRECTORS

   / / FOR all nominees listed below (except as marked to the contrary below)

   / / WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME)

         OWSLEY BROWN II
         GENE P. GARDNER
         J. DAVID GRISSOM


2.  APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS

/ / FOR                         / / AGAINST                       / / ABSTAIN



                                                    [ LOGO ]

                                                    LG&E ENERGY CORP.
                                                    220 WEST MAIN STREET
                                                    P.O. BOX 32030
                                                    LOUISVILLE, KENTUCKY 40232



- -------------------------------------   -------------------------------------
              SIGNATURE                               SIGNATURE

- ---------------------------     SIGNATURE(S) SHOULD CORRESPOND TO THE  NAME(S)
           DATE APPEARING IN THIS PROXY. IF EXECUTOR, TRUSTEE, GUARDIAN, ETC. PLEASE INDICATE.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                DETACH HERE                        DETACH HERE




        [ LOGO ]

        LG&E ENERGY CORP.
        220 WEST MAIN STREET
        P.O. BOX 32030
        LOUISVILLE, KENTUCKY 40232


            TICKET REQUEST


              (PLEASE RETURN THIS CARD BY APRIL 10, 1995)

                 --------------------------------------
                  PLEASE SEND AN ADMITTANCE TICKET TO:
                 --------------------------------------
                 NAME:

                 --------------------------------------
                 ADDRESS:

                 --------------------------------------
                 CITY:               STATE:    ZIP CODE:

                 --------------------------------------
                 TELEPHONE NUMBER

                 --------------------------------------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                               LG&E ENERGY CORP.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 25, 1995

        Roger W. Hale, Victor A. Staffieri and Edward J. Casey, Jr. are hereby appointed as proxies, with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof, at the Annual Meeting of Shareholders of LG&E Energy Corp. to be held on April 25, 1995, and at any adjournment thereof, as directed on the reverse side hereof, and in their discretion to act upon any other matters that may properly come before the meeting or any adjournment thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU SPECIFY. IF NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. A VOTE FOR PROPOSAL 1 INCLUDES DISCRETIONARY AUTHORITY
TO CUMULATE VOTES SELECTIVELY AMONG THE NOMINEES AS TO WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

    Please mark, sign and date this proxy on the reverse side and return the completed proxy promptly in the enclosed envelope.